UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2012 (July 23, 2012)

GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee		37217-2895
(Address of Principal Executive Offices)		(Zip Code)

(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 23, 2012, Genesco Inc. (the “Company”) entered into Amendment No. 5 to Trademark License Agreement (U.S. Dockers®) (the “Amendment”) with Levi Strauss & Co. The Amendment extends the term of the Trademark License Agreement dated August 9, 2000, as previously amended (the “Agreement”), under which the Company sources and markets men’s footwear in the United States under the Dockers® trademark, for an additional three-year term, expiring November 30, 2015, subject to renewal for an additional three-year term at the Company’s option if net sales under the Agreement are at least $81 million in the annual period beginning December 1, 2013. The Amendment also provides for an increase in earned royalty rate from the existing level for “First Quality” products of 0.25% in annual period 2014 and an additional increase of 0.10% in 2015. The earned royalty percentage will increase by an additional 0.15% for the renewal term, if any. Except for the extension of the term and renewal option and the change to the earned royalty percentage for “First Quality” products, the material terms and conditions of the Agreement are unchanged.

The foregoing is only a brief description of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is attached hereto:

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 5 to Trademark License Agreement, dated July 23, 2012, by and between Levi Strauss & Co. and Genesco Inc. (confidential treatment has been requested)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: July 25, 2012	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 5 to Trademark License Agreement, dated July 23, 2012, by and between Levi Strauss & Co. and Genesco Inc. (confidential treatment has been requested)